EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration

Statements on Forms S-3 (Nos. 33-96004, 333-58799, 333-02672, 333-37299, 333-

46243, 333-37229, 333-46243, 333-64069, 333-75253, 333-92023, 333-93761, 333-

52601, 333-94815) and on Forms S-8 (Nos. 333-05705,

333-2551, 333-58801, 333-60731, 333-89631, 333-91985) of our report dated

January 31, 2000, except for Note 17, as to which the date is March 15, 2000 relating to the consolidated financial statements and our report dated January

31, 2000 relating to the financial statement schedule, which appears in Home

Properties of New York, Inc.'s Annual Report on Form 10-K for the year ended

December 31, 1999.  We also consent to the reference to us under the headings

"Experts" in such Registration Statements.



/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
March 28, 2000